UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

AMENDMENT NO.1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 4th Street North, Watkins, Minnesota, USA 55389	55389
(Address of principal executive offices)	(Zip Code)

(800) 638-4570

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 9, 2015, International Barrier Technology Inc. (“ Barrier ” or the “ Company ”) filed with the Securities and Exchange Commission (the “ SEC ”) its Current Report on Form 8-K (the “ Original Form 8-K ”) to report that the Company entered into a Technology License Agreement (the “ Agreement ”) dated August 19, 2015 with Louisiana-Pacific Corporation (“ Louisiana-Pacific ”). Barrier has developed certain technologies and inventions relating to fireproof coating and the manufacture of fire-rated OSB utilizing Pyrotite® technology (the “Technology”). Pursuant to the Agreement, Barrier will grant a license to Louisiana-Pacific to utilize the Technology to manufacture, market, use and sell engineered wood based panel products and other building products.

Barrier previously filed a redacted copy of the Agreement as Exhibit 10.1 to the Original Form 8-K. This amendment to the Original Form 8-K is being filed by the Company in connection with its application for confidential treatment under Rule 406 of Regulation C with respect to an update to the redacted portions of the Agreement in order to comply with Rule 406.

An updated redacted copy of the Agreement is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.

Description

10.1*	Technology License Agreement

* Confidential treatment has been requested for the redacted portions of this exhibit. These portions have been omitted from the exhibit and filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Barrier Technology Inc.
Date	December 7, 2016	(Registrant)
/s/ Melissa McElwee
Melissa McElwee, CFO